Exhibit 10.5

VIASPACE GREEN ENERGY INC. CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of the date indicated below (the “Effective Date”) by and between VIASPACE Green Energy Inc., a British Virgin Islands company (the “Company”), and Stephen Muzi, an individual resident of the State of California (the “Consultant”). Company and Consultant are sometimes singularly referred to in this Agreement as “Party” and collectively referred to as the “Parties.”

VIASPACE

VIASPACE Green Energy Inc.	Address:

By: ______________________	131 Bells Ferry Lane
Printed Name:	Marietta, GA 30066
Position:

CONSULTANT
Address:

___________________	237 Eagle Nest Drive
Stephen Muzi, CPA	Diamond Bar, CA 91765

EFFECTIVE DATE:

ADDITIONAL TERMS AND CONDITIONS OF THIS AGREEMENT BEGIN ON THE FOLLOWING PAGE.

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TERMS AND CONDITIONS

Company wishes to engage Consultant on a non-exclusive basis to provide the Services (as defined below) to Company and Consultant wishes to provide the Services to Company, all pursuant to the terms and conditions set forth in this Agreement. In consideration of the benefits they will each receive as a result of the relationship created by this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by this Agreement, hereto hereby agree as follows:

1.      Services. Consultant hereby agrees during the “Term” (as defined in Section 3) to perform the “Services” set forth in Schedule A to this Agreement. Consultant shall, during the Term, diligently promote the interests of Company and perform the Services, to the best of its ability, timely, faithfully, honestly, diligently, efficiently and professionally. Consultant agrees to provide Company with periodic information regarding the status of and progress with respect to the Services and as and to the extent reasonably requested by Company or as otherwise described on Schedule A.

2.      Payment for Services. The compensation to be paid by Company to Consultant is set forth on Schedule B to this Agreement (the “Compensation”). The Compensation shall constitute Consultant's sole compensation for performing the Services for Company.

3.      Expenses Incurred. All costs and expenses incurred by Consultant in connection with Consultant's performance of the Services shall be borne solely and exclusively by Consultant, except as and to the extent otherwise agreed by the Parties as set forth on Schedule C.

4.      Term. The Term of this Agreement shall begin on the Effective Date and shall end upon the earlier of:

(a)              Expiration Date. That date which coincides with the last day of the later of the Initial Term (as defined below) or the Renewal Term (as defined below), as the case may be (such date shall be referred to as the “Expiration Date”)(For purposes of this Agreement, the phrase “Initial Term” shall mean that period from the Effective Date through and including the thirty-first) day of March 2013 (the “Initial Term Expiration Date”); and the phrase “Renewal Term” shall mean each consecutive monthly period immediately following the Initial Term, during which period this Agreement shall automatically renew on the same terms and conditions hereof and without any further act on the part of either party); provided, however, that in no event shall the term of this Agreement be renewed hereunder if and to the extent either party delivers to the other written notice of his or its intent to not renew this Agreement for such monthly period at least five (5) days prior to the end of the Initial Term or any succeeding Renewal Term (as the case may be)(a “Notice of Nonrenewal”); or

(b)             Termination Date. The date on which this Agreement is otherwise terminated in accordance with Section 5 below (the “Termination Date”).

5.      Termination.

(a)              With or Without Cause. Notwithstanding any provision of this Agreement to the contrary, either Party shall have the unilateral right, exercisable in its sole and absolute discretion, to terminate this Agreement (i) after the Expiration Date, without cause upon its delivery of five (5) days prior written notice (provided, however, that during any such notice period, Company may suspend any and all rights or obligations on the part of Consultant to perform the Services for or on behalf of Company under this Agreement), or (ii) for or on account of a material breach by the other party of any of such Party’s duties or obligations under this Agreement, which termination may be effective immediately upon written notice thereof.

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(b)             Mutual Agreement. In addition to the foregoing, this Agreement may be terminated by mutual written agreement between the Parties.

(c)              Accrued Rights. Expiration or termination of this Agreement shall not affect the right or obligation of either Party that has accrued prior to the first to occur of the Expiration or Termination Date or otherwise made to survive in accordance with Section 16 of this Agreement. Except as otherwise expressly provided in this Agreement, in no event shall Company have any further obligation to pay Consultant any further Compensation whatsoever under this Agreement for the Services following the first to occur of the Termination or Expiration Date.

6.      No Conflicting Obligation. Consultant represents that its performance of all the terms of this Agreement and as a consultant of Company does not and will not breach any agreement between it and any other Person. Consultant has not entered into, and it agrees it will not enter into, any agreement either written or oral in conflict herewith.

7.      Compliance with Laws. Notwithstanding any unanticipated effect of any provision of this Agreement, Consultant shall and shall cause each of its employees, representatives, independent contractors and agents to at all times comply with any and all applicable state, local and federal laws and the rules and regulations promulgated thereunder and that certain agreement entitled “Business Protection Agreement,” which is entered into by and between the parties of even date herewith.

8.      Indemnification.

(a)              By Consultant. Consultant agrees to indemnify, defend and hold harmless Company, its officers, directors, employees, agents, and representatives from and against any and all claims, liabilities or demands (including the costs, expenses and reasonable attorneys' fees on account thereof) that may be made by third parties against any such indemnities that arise out of, or are related to, (a) any act or omission on the part of Consultant or any Person for which Consultant is legally responsible that constitutes negligence or other wrongful act in breach of or that otherwise constitutes a breach of this Agreement or the Business Protection Agreement by Consultant or such Person; or (b) any allegations that a Person engaged by Consultant, whether as an employee or otherwise, might bring against Company related to such Person’s relationship with Consultant.

(b)             By Company. Company agrees to indemnify, defend and hold harmless Consultant, its officers, directors, employees, agents, and representatives from and against any and all claims, liabilities or demands (including the costs, expenses and reasonable attorneys' fees on account thereof) that may be made by third parties against any such indemnities that arise out of, or result from any act or omission that constitutes negligence or other wrongful act in breach of or that otherwise constitutes a breach of this Agreement by Company; provided, however, that in no event shall Company have any obligation under this Section for any act or omission for which Consultant is responsible under Section 8(a) above. Company shall include Consultant as an insured person in its directors and officers insurance policy to the same extent as its other officers.

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9.      Independent Contractor Relationship.

(a)              Representations and Warranties. Consultant represents and warrants to Company that (a) this Agreement is valid and binding upon and enforceable against him in accordance with its terms, (b) Consultant is not bound by or subject to any contractual or other obligation that would be violated by his execution or performance of this Agreement, including, but not limited to, any non-competition agreement presently in effect, (c) Consultant is not subject to any pending or, to Consultant's knowledge, threatened claim, action, judgment, order, or investigation that could adversely affect his ability to perform his obligations under this Agreement or the business reputation of Company; (d) Consultant has not entered into, and agrees that he will not enter into, any agreement either written or oral in conflict herewith; and (d) Consultant is and shall remain throughout the term licensed as a certified public accountant, in good standing under the rules and regulations governing the practice of public accounting within the State of California and remained insured under a policy of professional liability insurance covering Consultant’s Services as a certified public accountant for and on behalf of Company in such limits and with such terms as shall be reasonably acceptable to Company. Company represents and warrants to Consultant that (a) this Agreement is valid and binding upon and enforceable against it in accordance with its terms and (b) Company is not bound by or subject to any contractual or other obligation that would be violated by its execution or performance of this Agreement.

(b)             In General. Neither Consultant nor any Person acting for or on behalf of Consultant is or shall be an employee or agent of Company for any purpose whatsoever, but is an independent contractor. Company is interested only in the results obtained by Consultant, who or which shall be provided by the Company sole control over the manner and means of performing under this Agreement. Without prior approval from the President of Company, consultant does not have, nor shall it hold itself out as having any right, power or authority to create any contract or obligation, either express or implied on behalf of, in the name of, or binding upon Company. Consultant shall have the right to appoint and shall be solely responsible for its own salesmen, employees and agents, who shall be at Consultant’s own risk, expense and supervision and shall not have any claim against Company for compensation or reimbursement. Consultant agrees to provide all equipment, tools and facilities necessary for its business. Consultant shall perform the Services under the general direction of Company but Consultant shall determine, in Consultant's sole discretion, the manner and means by which the Services are accomplished. The Parties expressly agree that Consultant's engagement shall be that of an independent contractor, and under no circumstances shall Consultant, or any of Consultant's employees or agents, be deemed an employee, partner, agent or joint venture of Company or any of its Affiliates.

(c)              Taxes. Consultant hereby agrees to report any and all such Compensation under this Agreement as taxable income paid to Consultant in its capacity as an independent contractor and pay any and all taxes due and owing thereon to the applicable taxing authorities. Consultant hereby agrees to fully and timely pay all such taxes or withholdings due and payable for amounts paid to it under this Agreement and by it to its employees and other workers.

(d)             Code Section 409A. Notwithstanding anything to the contrary contained herein, this Agreement is intended to, but no assurance or covenant is made by Company that the provisions hereof satisfy the requirements of Internal Revenue Code Section 409A.

10.   Binding Effect and Assignability. This Agreement and shall be assignable by Company and inure to the benefit of and shall be binding upon any successor or assignee thereof. Neither this Agreement nor any rights or obligations of Consultant shall be transferable or assignable by Consultant without Company's prior written consent, and any attempted transfer or assignment hereof by Consultant not in accordance herewith shall be null and void.

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11.   Severability. All Sections, sub-Sections, paragraphs, terms and provisions of this Agreement are severable, and the unenforceability or invalidity of any of the terms, provisions, Sections, sub-Sections or paragraphs of this Agreement shall not affect the validity or enforceability of the remaining terms, provisions, Sections, sub-Sections or paragraphs of this Agreement, but such remaining terms, provisions, Sections, sub-Sections or paragraphs shall be interpreted and construed in such a manner as to carry out fully the intention of the Parties.

12.   Captions and Counterparts. The Section headings in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

13.   Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served or if telecopied (if telecopied on a business day and during business hours at the place of receipt and if receipt is confirmed) three (3) days after mailed if mailed by reputable international overnight delivery service, postage prepaid and in any event addressed to the address set forth in the signature clause to this Agreement or to such other address as shall be designated by written notice issued pursuant hereto.

14.   Recovery of Attorney's Fees. In the event of any litigation arising from or relating to this Agreement, the prevailing party in such litigation proceedings shall be entitled to recover, from the non-prevailing party, the prevailing party's reasonable costs and attorney's fees, in addition to all other legal or equitable remedies to which it may otherwise be entitled.

15.   Waiver. The waiver by any party to this Agreement of a default or breach of any Section, sub-Section or provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent default or breach of the same or of a different Section, sub-Section or provision by any party hereto.

16.   Survival. Sections 8 through and including 19 of this Agreement shall survive the termination or expiration of this Agreement, along with the definitions of any terms and phrases referenced therein.

17.   Governing Law and Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMMERCIAL MATTERS, INCLUDING UNDER THIS AGREEMENT, ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES (IF ANY) BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR MATTERS RELATED HERETO.

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THE PARTIES HEREBY AGREE TO SUBMIT TO THE VENUE AND JURISDICTION OF THE SUPERIOR COURTS IN AND FOR THE COUNTY OF COBB, STATE OF GEORGIA, USA, OR THE FEDERAL DISTRICT COURT IN AND FOR THE NORTHERN DISTRICT OF GEORIGA, USA, IN WHICH ANY LEGAL ACTION BY EITHER PARTY TO ENFORE OR DEFEND RIGHTS UNDER THIS AGREEMENT SHALL BE BROUGHT AND WHICH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OVER ANY SUCH LEGAL ACTION.

18.   Entire Agreement. This Agreement, including the Schedules attached hereto, contains the complete agreement concerning the arrangement between Company and Consultant as of the date hereof.

19.   Schedules. Attached to this Agreement and incorporated herein by reference are three schedules, A (Services), B (Compensation) and C (Expenses).

[SCHEDULES CONTINUED ON NEXT PAGE]

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SCHEDULE A

SERVICES

Consultant is to provide the following services and such other services relating thereto as may be requested by Company from time to time during the Term of this Agreement (the “Services”):

Consultant will serve as Company's Chief Financial Officer, Treasurer and Secretary and report directly to the President. In such capacity, Consultant will be involved in strategy planning, evaluation, and analyzing business ventures. Consultant shall perform the duties and responsibilities customarily performed by an individual with such titles and as may otherwise be reasonably assigned to him from time to time by the Directors and President of the Company, include, without limitation, the preparation and filing of SEC documents.

Insomuch as Consultant is not an employee of Company, Company will not withhold, make or otherwise retain any withholdings or other employee taxes or provide any employee benefits, including, but not limited to, medical or dental insurance, vacation pay or sick pay.

SCHEDULE B

COMPENSATION

As compensation for the Services rendered by Consultant under this Agreement, Company shall pay Consultant as follows (collectively, the “Compensation”):

For the Term, a flat fee of Five Thousand Dollars ($5,000) per calendar month payable, commencing with the Effective Date.

Compensation due and payable under this Agreement shall be paid monthly in arrears in U.S. funds on or before the last day of each month.

SCHEDULE C

REIMBURSEMENT OF EXPENSES

Company will reimburse Consultant for direct expenses incurred for Company that Consultant pays directly. These expenses will be pre-approved by the Company.

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